SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 24, 2003
(Date of earliest event reported)

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On January 23, 2003, Potlatch Corporation issued the following news release:

“Spokane, WA – Potlatch Corporation (NYSE:PCH) today announced the election of Lawrence S. Peiros, 47, to Potlatch’s board of directors effective February 1, 2003.

Mr. Peiros has over 20 years of experience in the consumer products industry with The Clorox Company, most recently having served since February 1999 as the company’s Group Vice President with responsibility for the Household Products – North America business segment, which includes Clorox® laundry and home care products, Glad® bags and wraps, and Brita® water filtration products.

Prior to his current position, he served as Vice President—Household Products from December 1997 through January 1999, Vice President – Armor All Products from December 1996 to December 1997, Vice President—Food Products from July 1995 through December 1996, and Vice President—Corporate Marketing Services from September 1993 until July 1995

Mr. Peiros holds a bachelor’s degree from Dartmouth College and an MBA from Stanford University.

Potlatch Corporation is an integrated forest products company with 1.5 million acres of timberland in Idaho, Minnesota and Arkansas. Products include lumber, panels, bleached pulp, paperboard and consumer tissue.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2003

POTLATCH CORPORATION

By	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse Corporate Secretary